UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)           MAY 21, 2002
                                          --------------------------------------


                                 ARTESCOPE, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its chapter)


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

             DELAWARE                           000-33309                               33-0953557
   -----------------------------         -----------------------         ------------------------------------
   (State or other jurisdiction          (Commission File Number)        (I.R.S. Employer Identification No.)
         of incorporation)

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      29 ABINGDON ROAD, KENSINGTON, LONDON, ENGLAND                  W86AH
      ---------------------------------------------                ----------
         (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code  44-20-7938-5409
                                                    ----------------

             18335 Mt. Langley Street, Fountain Valley, California, 92708
             -------------------------------------------------------------
             (Former name or former address, if changed since last report)



                      INFORMATION TO BE INCLUDED IN REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On May 6, 2002, there was a change of control. The Company is now controlled by the public with no shareholder owning more 5%. The individuals acquired the restricted shares in a private transaction with the shareholders listed in the paragraph below.

The basis of the control was a change in management and a change in the controlling shareholders. For further information on the change of control in management see Item 5 below. Prior to this change in control, Artescope was controlled by public shareholders with no shareholder holding more than 5%, except for Renee Y. Close (600,000 shares), Bernie Colacchio (1,500,000), Michael J. Muellerleile (400,000), Ryan A. Neely (600,000), Jack Obrey (500,000), R. Michael Perisi (500,000), all of whom currently own no shares.

Except as described in this Form 8-K, Artescope is not aware of any arrangement that may result in a further change in control of Artescope.

ITEM 5.  OTHER EVENTS.

On May 6, 2002, Renee Y. Close resigned as a director and as the president and secretary of Artescope and Bernard P. Colacchio resigned as a director and as the treasurer of Artescope. However, these directors did not resign over any disagreement with Artescope. They were simply replaced by the new director and officer of Artescope.

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FORM 8-K                          ARTESCOPE, INC.                         2 of 2

In their place, John daCosta was appointed the new director and sole officer of Artescope. Each director of Artescope holds office until (i) the next annual meeting of the stockholders, (ii) his successor has been elected and qualified, or (iii) the director resigns.

In the past five years, Mr. daCosta (37 years old) has been involved as an accountant for various publicly trading companies. Mr. daCosta holds no directorships in any other reporting company.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Artescope, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.


                                         ARTESCOPE, INC.



Dated May 21, 2002                       By:/s/ John daCosta
                                            ------------------------------------
                                                  JOHN DACOSTA - PRESIDENT